Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Mossimo, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

KPMG LLP
Los Angeles, California
June 28, 2006